EXHIBIT 1

November 21, 2000

Office of the Chief Accountant -
SECPS Letter file
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:      Pioneer Oil and Gas
         File Ref. No. 0-30472

Dear Sir/Madam:

         This is to notify you that we have reviewed the From 8-K/A dated November 21, 2000 filed by the above registrant regarding the change of auditors and agree with the representations made therein.

                                                     Sincerely,

                                                     Tanner & Co.